Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-182016) and Forms S-8 (No. 333-181620, No. 333-155804 and No. 333-134924), of Montpelier Re Holdings Ltd., of our report dated February 24, 2012 relating to the consolidated financial statements and financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers
Hamilton, Bermuda
February 25, 2013